Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


IMMEDIATE RELEASE
May 31, 2005

         UNITED NATURAL FOODS ANNOUNCES A 19% INCREASE IN NET SALES AND
                          A 24% INCREASE IN NET INCOME

   Reports Record Sales of $534.3 Million in the Third Quarter of Fiscal 2005
                       Raises Fiscal 2005 Revenue Guidance

Dayville, Connecticut - May 31, 2005 -- United Natural Foods, Inc. (Nasdaq:
UNFI) today reported net income of $10.8 million for the third quarter of fiscal 2005, ended April 30, 2005, or $0.26 per share on a diluted basis, excluding special items. Net income for the third quarter of fiscal 2005, including special items, was $10.7 million, or $0.26 per share on a diluted basis. The recent acquisition of Select Nutrition Distributors (SND) had a minimal negative impact on diluted earnings per share in the current quarter. Higher fuel costs continued to negatively impact diluted earnings per share during the quarter by $0.014 when compared to actual costs in the third quarter of fiscal 2004.

Net sales for the third quarter of fiscal 2005 were $534.3 million, an increase of $85.4 million, or 19.0%, from the $448.9 million recorded in the third quarter of fiscal 2004. On a comparable growth analysis, wholesale revenue growth was 14.6% for the current quarter compared to last year.

Net income for the third quarter of fiscal 2005, excluding the effect of special items, increased 16.7% to $10.8 million, or $0.26 per diluted share, compared to $9.2 million, or $0.22 per diluted share, excluding special items, for the quarter ended April 30, 2004. The special items for the third quarter of fiscal 2005 included certain labor costs associated with the closing of the Mounds View, Minnesota facility which was completed in the third quarter of fiscal 2005. Special items in the third quarter of fiscal 2005 also included certain labor costs associated with opening the Greenwood, Indiana facility which is planned to be completed by the end of July 2005. In the third quarter of fiscal 2004, special items consisted of certain equipment rental and labor costs recorded in the third quarter of fiscal 2004 for start-up and transition costs associated with implementing the Company's primary distribution relationship with Wild Oats Market, Inc. Net income for the third quarter of fiscal 2005, including the effect of special items, increased 24.2% to $10.7 million, or $0.26 per diluted share, compared to $8.6 million, or $0.21 per diluted share, for the quarter ended April 30, 2004.

The following table details the amounts and effects of the special items for the quarter ended April 30, 2005:

--------------------------------------------------------------------------------
Quarter Ended April 30, 2005                  Pretax                 Per diluted
(in thousands, except per share data)         Income    Net of Tax      share
                                              ------    ----------      -----

Income, excluding special items:            $ 17,489    $ 10,756     $   0.26

Special items - Income/(Expense)

Related to the closing of the Mounds View,
  Minnesota facility (included in operating
  expenses)                                     (103)        (63)       (0.00)
Related to the opening of the Greenwood,
  Indiana facility (included in operating
  expenses)                                      (11)         (7)       (0.00)

--------------------------------------------------------------------------------
Income, including special items:            $ 17,375    $ 10,686     $   0.26
================================================================================

The following table details the amounts and effects of the special item for quarter ended April 30, 2004:

--------------------------------------------------------------------------------
Quarter Ended April 30, 2004                 Pretax                  Per diluted
(in thousands, except per share data)        Income     Net of Tax      share
                                             ------     ----------      -----

Income, excluding special items:            $ 15,115      $ 9,220      $  0.22

Special item - Income/(Expense)

Wild Oats Markets, Inc. primary
  distributorship transition related costs
  (included in operating expenses)            (1,010)        (616)       (0.01)

--------------------------------------------------------------------------------
Income, including special items:            $ 14,105      $ 8,604      $  0.21
================================================================================

All non-GAAP numbers have been adjusted to exclude special charges. A reconciliation of specific adjustments to GAAP results for the quarters ended April 30, 2005, and April 30, 2004, is included in the financial tables shown above. A description of the Company's use of non-GAAP information is provided under "Non-GAAP Results" below.

Comments from Management

Steven Townsend, Chief Executive Officer, said, "We are pleased with our continued strong performance highlighted by our success in meeting the growing consumer demand for natural and organic foods. During the quarter, we realized solid increases in net sales, net income and earnings per share which indicates that our sales, marketing and operating strategies are on target. We remain focused on serving a broad customer base and are pleased that we achieved strong year over year growth in all channels. In addition, we continue to leverage our expenses as we saw a 35 basis point improvement in our operating expenses."

"Looking ahead, we remain committed to meeting the needs of all our customers while consistently providing high service levels across our entire distribution network."

Raises Fiscal 2005 Revenue Guidance

The Company is raising its guidance for fiscal 2005, ending July 31, 2005, with projected revenues increasing to $2.00 to $2.05 billion. Previously, the Company had announced revenue guidance from $1.9 to $2.0 billion for the fiscal year.

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. EDT on May 31, 2005 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is (303) 262-2131. The audio webcast will be available, on a listen only basis, via the Internet at http://www.fulldisclosure.com or at the Investor Relations section of the Company's website, http://www.unfi.com. Please allow extra time prior to the webcast to visit the site and download any software required to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 20,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. For more information on United Natural Foods, Inc., visit the Company's website at http://www.unfi.com.

                             Financial Tables Follow

For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

AT THE COMPANY:                             FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Rick Puckett                                Joseph Calabrese
Chief Financial Officer                     General Information
(860) 779-2800                              (212) 445-8434

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on March 14, 2005, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Results: To supplement its financial statements presented on a basis of generally accepted accounting principles in the United States of America (GAAP), the Company uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude special charges. The Company believes that the use of these additional measures is appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future as these special charges are not expected to be part of the Company's ongoing business. The adjustments to the Company's GAAP results are made with the intent of providing both management and investors with a more complete understanding of the underlying operational results and trends and its marketplace performance. For example, these adjusted non-GAAP results are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP. A comparison and reconciliation from non-GAAP to GAAP results is included in the tables within this release.

                           UNITED NATURAL FOODS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (In thousands, except per share data)

                                                                  Three months ended                 Nine months ended
                                                                       April 30,                         April 30,
                                                               -------------------------       -----------------------------
                                                                  2005            2004             2005              2004
                                                               ---------       ---------       -----------       -----------

Net sales                                                      $ 534,335       $ 448,900       $ 1,516,587       $ 1,223,530

Cost of sales                                                    432,387         361,323         1,226,872           980,995
                                                               ---------       ---------       -----------       -----------
                 Gross profit                                    101,948          87,577           289,715           242,535
                                                               ---------       ---------       -----------       -----------

Operating expenses                                                82,655          71,388           235,828           199,706

Restructuring charge                                                  --              --               170                --

Amortization of intangibles                                          177             676               490             1,142
                                                               ---------       ---------       -----------       -----------
                Total operating expenses                          82,832          72,064           236,488           200,848
                                                               ---------       ---------       -----------       -----------

                Operating income                                  19,116          15,513            53,227            41,687
                                                               ---------       ---------       -----------       -----------

Other expense (income):
         Interest expense                                          1,877           1,536             4,887             5,990
         Change in fair value of financial instruments                --              --                --              (704)
         Other, net                                                 (136)           (128)             (359)             (358)
                                                               ---------       ---------       -----------       -----------
                Total other expense                                1,741           1,408             4,528             4,928
                                                               ---------       ---------       -----------       -----------

                Income before income taxes                        17,375          14,105            48,699            36,759

Income taxes                                                       6,689           5,501            18,906            14,336
                                                               ---------       ---------       -----------       -----------
                Net income                                     $  10,686       $   8,604       $    29,793       $    22,423
                                                               =========       =========       ===========       ===========

Per share data (basic):

                Net income                                     $    0.26       $    0.22       $      0.74       $      0.57
                                                               =========       =========       ===========       ===========

Weighted average basic shares of common stock                     40,900          39,648            40,470            39,296
                                                               =========       =========       ===========       ===========

Per share data (diluted):

                Net income                                     $    0.26       $    0.21       $      0.72       $      0.55
                                                               =========       =========       ===========       ===========

Weighted average diluted shares of common stock                   41,774          41,344            41,494            40,813
                                                               =========       =========       ===========       ===========

                           UNITED NATURAL FOODS, INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                                 (In thousands)

                                                                   April 30,         July 31,
                                                                     2005              2004
                                                                   ---------         ---------
ASSETS
------
Current assets:
    Cash and cash equivalents                                      $   8,197         $  13,633
    Accounts receivable, net                                         143,088           106,178
    Notes receivable, trade, net                                         592               772
    Inventories                                                      228,746           196,171
    Prepaid expenses                                                  10,853             7,007
    Deferred income taxes                                              8,117             7,610
                                                                   ---------         ---------
       Total current assets                                          399,593           331,371

Property & equipment, net                                            146,460           114,140

Other assets:
    Goodwill                                                          64,744            57,242
    Notes receivable, trade, net                                       2,181             1,601
    Intangible assets, net                                               338               154
    Other                                                              5,770             4,259
                                                                   ---------         ---------

       Total assets                                                $ 619,086         $ 508,767
                                                                   =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
    Notes payable - line of credit                                 $ 150,505         $ 107,004
    Accounts payable                                                 111,691            80,875
    Accrued expenses and other current liabilities                    26,399            29,501
    Current portion of long-term debt                                  5,834             4,766
                                                                   ---------         ---------
       Total current liabilities                                     294,429           222,146

Long-term debt, excluding current portion                             37,319            43,978
Deferred income taxes                                                  6,469             7,730
Other long-term liabilities                                              551               137
                                                                   ---------         ---------
       Total liabilities                                             338,768           273,991
                                                                   ---------         ---------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $0.01 par value, authorized 5,000
    shares at April 30, 2005 and July 31, 2004,
    respectively; none issued and outstanding                             --                --
  Common stock, $0.01 par value, authorized 50,000
    shares; issued and outstanding 41,029 and 40,118 at
    April 30, 2005 and July 31, 2004, respectively                       410               401
  Additional paid-in capital                                         116,680           101,118
  Unallocated shares of ESOP                                          (1,646)           (1,768)
  Accumulated other comprehensive income                                 296               240
  Retained earnings                                                  164,578           134,785
                                                                   ---------         ---------
     Total stockholders' equity                                      280,318           234,776
                                                                   ---------         ---------

Total liabilities and stockholders' equity                         $ 619,086         $ 508,767
                                                                   =========         =========

                           UNITED NATURAL FOODS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                          Nine months ended
                                                                              April 30,
                                                                        ---------------------
                                                                          2005         2004
                                                                        --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                              $ 29,793     $ 22,423
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
    Depreciation and amortization                                          9,944        8,807
    Change in fair value of financial instruments                             --         (704)
    Gains on disposals of property & equipment                               (26)         (61)
    Provision for doubtful accounts                                        1,378        2,521
Changes in assets and liabilities, net of acquired companies:
  Accounts receivable                                                    (34,541)     (22,504)
  Inventory                                                              (28,322)     (45,345)
  Prepaid expenses and other assets                                       (5,157)       1,050
  Notes receivable, trade                                                   (400)      (1,108)
  Accounts payable                                                        25,947       29,344
  Accrued expenses and other current liabilities                          (4,131)        (907)
  Financial instruments                                                       --       (5,400)
  Tax benefit of stock options                                             7,167        3,870
                                                                        --------     --------
     Net cash provided by (used in) operating activities                   1,652       (8,014)
                                                                        --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                     (41,197)     (18,989)
Purchases of acquired businesses, net of cash acquired                    (6,219)          (6)
Proceeds from disposals of property and equipment                            248          202
                                                                        --------     --------
     Net cash used in investing activities                               (47,168)     (18,793)
                                                                        --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under note payable                                         37,781       18,344
Proceeds from exercise of stock options                                    8,403        7,477
Repayments on long-term debt                                              (5,591)      (3,302)
Principal payments of capital lease obligations                             (513)        (759)
Proceeds from issuance of long-term debt                                      --       10,204
                                                                        --------     --------
     Net cash provided by financing activities                            40,080       31,964
                                                                        --------     --------

NET (DECREASE) INCREASE IN CASH                                           (5,436)       5,157
Cash and cash equivalents at beginning of period                          13,633        3,645
                                                                        --------     --------
Cash and cash equivalents at end of period                              $  8,197     $  8,802
                                                                        ========     ========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
     Interest                                                           $  4,903     $  5,788
                                                                        ========     ========
     Income taxes, net of refunds                                       $ 14,107     $  9,686
                                                                        ========     ========